UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2019

STERLING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Michigan	001-38290	38-3163775
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Towne Square, Suite 1900

Southfield, Michigan 48076

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 355-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SBT	Nasdaq Capital Market

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Mr. Jon Fox from the Board of Directors

On June 18, 2019, Jon Fox resigned from Sterling Bancorp, Inc.’s (the “Company”) Board of Directors (the “Board”) due to his desire to retire from the Board after 22 years of distinctive service to the Company.  The Company accepted Mr. Fox’s resignation, effective immediately, and is deeply appreciative of his many years of service. Mr. Fox’s retirement and resignation was not due to any disagreement on any matter relating to the Company’s operations, policies or practices.

Appointment of Mr. Tom Minielly to the Board of Directors

Also on June 18, 2019, the Board, pursuant to its powers under the Amended and Restated Bylaws of the Company and on the recommendation of the Company’s Nominating Committee, appointed Tom Minielly as a director of the Board. Mr. Minielly will serve as a director until the 2021 annual meeting of shareholders, at which time he will stand for election for a three-year term, or until his earlier resignation, retirement or other termination of service. Mr. Minielly was appointed to fill the vacancy left by Jon Fox, as further discussed below.

Mr. Minielly is a partner emeritus at Baker Tilly Virchow Krause LLP (“Baker Tilly”).  Mr. Minielly served as a team leader and client service provider at Baker Tilly from November 2003 until May 2018.  He previously served as managing partner for Nemes, Allen & Company beginning in 1995 until November 2003, a company he joined in February 1984, and where he helped identify and lead their merger with Baker Tilly.  Prior to his position with Nemes, Allen & Company, he served as a senior accountant at Larkin, Chapski and Company CPA’s from December 1980 through February 1984.  Mr. Minielly received a Bachelor of Business Administration degree from Western Michigan University, and has been a Certified Public Accountant since 1981.

There was no understanding or arrangement between Mr. Minielly and any other person pursuant to which Mr. Minielly was elected as a director. Mr. Minielly is not party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Minielly will participate in the Company’s director compensation program for non-employee directors and the Board has determined that Mr. Minielly is an independent director under applicable Company and Nasdaq standards.

A copy of the Company’s news release dated June 21, 2019 announcing the retirement of Mr. Fox and appointment of Mr. Minielly is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this report by reference. The information in the attached exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended, nor incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly stated by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

(d)                                 Exhibits

No.	Description
99.1	Company press release dated June 21, 2019

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING BANCORP, INC.

Dated: June 21, 2019
	By:	/s/ THOMAS LOPP
Thomas Lopp
President, Chief Operations Officer and Chief Financial Officer

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